AmericaTowne Announces Termination of Offering

Raleigh, NC, October 20, 2016 --(PR.com)-- AmericaTowne, Inc.® (the "Company") announced that its Board of Directors has terminated the offering set forth in its registration statement on Form S-1, as amended, and related prospectus, which had been deemed effective on November 5, 2015 (the "Offering"). The Offering had been set to expire on the twelfth-month anniversary, but the Board of Directors determined to terminate early in order to complete its Form 211 application with FINRA. The Company sold 386,524 shares of common stock under the Offering to 43 investors raising a total of $1,062,941. Alton Perkins, Chief Executive Officer and President of the Company commented, "We could not be happier as a company, or more grateful to our shareholders, in completing this initial phase of our growth plan."

Please call the Company at (888) 406-2713 if you have any questions. For investor information you may contact the Company at the foregoing telephone number or by writing to the Company at AmericaTowne, Inc., Attn: Investor Relations, 4700 Homewood Court, Suite 100 in Raleigh, North Carolina 27609.

About AmericaTowne, Inc.

AmericaTowne is incorporated in the State of Delaware. AmericaTowne's objective is to provide upper and middle-income consumers in China with "Made In The USA" goods and services allowing customers to experience the United States' culture and lifestyle. In addition, AmericaTowne sees opportunities in developing countries, such as Africa, in implementing business solutions considered mainstream in America, but relatively new in these developing countries. AmericaTowne is deploying resources, research and expertise in evaluating these opportunities as part of its overall growth model. AmericaTowne is a publicly reporting company with the United States Securities and Exchange Commission, and its quarterly and annual reports, and periodic disclosures may be found at www.sec.gov/edgar and also at www.americatowne.com.

Forward Looking Statement

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may be identified by use of words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," or "potential" or similar words or phrases which are predictions of or indicate future events or trends. Statements such as those concerning potential acquisition activity, investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance are based on the Company's current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. You are cautioned not to place undue reliance on any forward-looking statements and the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes. Please refer to Company's filings with the Securities and Exchange Commission for further information.

Contact: Alton Perkins, Chief Executive Officer, (888) 406-2713, ap@americatowne.com

Source: AmericaTowne, Inc.

Contact Information:
AmericaTowne, Inc.
Leisanne Smeadala
248-881-7987
Contact via Email
www.americatowne.com
Alton Perkins
Chief Executive Officer
(888) 406-2713
ap@americatowne.com

Online Version of Press Release:
You can read the online version of this press release at: http://www.pr.com/press-release/692219